EXHIBIT 10.1

Seagate Technology Holdings public limited company
2022 Equity Incentive Plan
Option Agreement

1.Grant of Option. Seagate Technology Holdings public limited company, a public limited company incorporated under the laws of Ireland (the “Company”), hereby grants to the Participant named in Section 2 below (the “Participant”) an option (the “Option”) to purchase the number of the Company’s ordinary shares (the “Shares”) set forth in Section 2 below at the exercise price per Share set forth in Section 2 (the “Exercise Price”) subject to the terms and conditions of the Seagate Technology Holdings public limited company 2022 Equity Incentive Plan, as may be amended from time to time and including any exhibits thereto (the “Plan”) and this Option Agreement, including any exhibits hereto (the “Agreement”). In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern. Unless otherwise defined in this Agreement, any capitalized term used in this Agreement shall have the meaning assigned to such term in the Plan.
2.Option Terms. Subject to further detail included in this Agreement, the key terms related to the Option are as follows:
(a)Participant:
(b)Global ID Number:
(c)Date of Grant:
(d)Grant Number:
(e)Vesting Commencement Date:
(f)Exercise Price (Per Share):
(g)Number of Shares Subject to Option:
(h)Total Exercise Price:
(i)Expiration Date:
(j)Type of Grant: Nonstatutory Share Option.
(k)Exercise Schedule: Same as Vesting Schedule.
(l)Vesting Schedule. Subject to the Participant’s Continuous Service with the Company or one of its Affiliates, 25% of the Shares shall vest on the first anniversary of the Vesting Commencement Date, and an additional 1/48 of the Shares shall vest at the end of each full month thereafter, until the fourth anniversary of the Vesting Commencement Date, subject to the vesting conditions described in Section 3 below. If, on any vesting date, this Vesting Schedule would result in the vesting of a fraction of a Share, such fraction shall be rounded down to the nearest whole Share.
(m)Payment. By cash or check or other method of payment permitted under Section 4(d) of the Agreement.

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3.Vesting.
(a)Subject to Sections 3(b), 3(c) and 3(d) below, the Option shall vest and become exercisable in accordance with the Vesting Schedule set forth in Section 2 above. The portion of the Option which has become vested and exercisable as described in this Section 3 is hereinafter referred to as the “Vested Portion.”
(b)In the event of the Participant’s termination of Continuous Service on account of the Participant’s death, the Participant shall be deemed to have completed an additional year of service for purposes of determining the portion of the Option which is the Vested Portion.
(c)Subject to the terms of the Seagate Technology Executive Severance and Change in Control Plan, as amended from time to time, or other similar plan (the “Severance Plan”), in the event of Participant’s termination of Continuous Service for any reason, the Option shall, to the extent not then vested, be canceled by the Company without consideration, as further described in Section 7(p) below. The Vested Portion of the Option which is vested as of the date of such termination (after giving effect to the terms of the Severance Plan or Section 3(b) above, if applicable) shall remain exercisable for the period set forth in Section 4(b) below.
(d)The Committee may, in its sole discretion, suspend vesting of the Option if the Participant is on a leave of absence to the extent permitted by applicable laws.
4.Exercise of Option.
(a)Eligibility to Exercise Option. During the Participant’s lifetime, only the Participant may exercise the Option. Should the Participant die while holding the Option, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or the laws of descent and distribution, as the case may be, for the period set forth in Section 4(b) below. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.
(b)Period of Exercise. Subject to the provisions of the Plan and this Agreement, including the provision set forth in Section 7(n) below, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:
(i) the “Expiration Date” set forth in Section 2 above;
(ii) three (3) months following the date of the Participant’s termination of Continuous Service for any reason (other than as a result of death or Disability or for Cause); provided, however, that if termination of the Participant’s Continuous Service by the Company or an Affiliate is not for Cause and if the exercise of the Vested Portion of the Option following such termination would be prohibited because the issuance of Shares would violate either the registration requirements under the Securities Act (or other applicable securities law) or the Company’s insider trading policy, then the Option shall terminate on the earlier of (A) the ”Expiration Date” set forth in Section 2 above or (b) the expiration of a period of three (3) months after termination during which time the exercise of the Option would not be in violation of either such registration requirements (or other applicable securities law) or the Company’s insider trading policy;
(iii) one year following the date of the Participant’s termination of Continuous Service as a result of death or Disability (as defined in the Plan); and

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(iv) the date of the Participant’s termination of Continuous Service for Cause.
For purposes of this Agreement:
“Cause” shall mean (A) the Participant’s continued failure substantially to perform the material duties of his office (other than as a result of total or partial incapacity due to physical or mental illness), (B) the fraud, embezzlement or theft by the Participant of the Company’s property (or any Affiliate’s property), (C) the conviction of such Participant of, or plea of nolo contendere by the Participant to, a felony under the laws of the United States or any state (or the equivalent under the laws of any other jurisdiction), (D) the Participant’s willful malfeasance or willful misconduct in connection with the Participant’s duties to the Company (or any Affiliate) or any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any Affiliate, or (E) a material breach by the Participant of the terms of his employment agreement or any non-compete, non-solicitation or confidentiality provisions to which the Participant is subject; provided, however, that if the Participant is eligible to receive benefits under a Severance Plan containing a definition of “Cause,” then that definition shall control.
(c)Manner of Exercise. The Vested Portion of the Option may be exercised by delivering to the Company at its principal office (or to the Company’s designee) notice of intent to so exercise; provided, however, that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Exercise Price, any applicable Tax-Related Items (as defined in Section 7 below) and any written representations, warranties or agreements as may be reasonably required by the Company to comply (or evidence compliance) with applicable laws with regard to the acquisition, issuance and sale of the Shares. The Company shall have the right to specify the manner of exercise, which may vary by country and which may be subject to change from time to time.
(d)Method of Payment. The Exercise Price for the Shares as to which the Option is exercised shall be paid to the Company by any of the following (or a combination thereof): (i) cash or check, (ii) provided there is a public market for the Shares at the time of exercise and pursuant to rules and procedures established by the Company from time to time, through the delivery of irrevocable instruments to a broker to sell all or a portion of such Shares and deliver promptly to the Company an amount equal to the aggregate Exercise Price for the Shares being purchased, or (iii) if permitted by the Committee, in its sole discretion, in Shares having a Fair Market Value equal to the aggregate Exercise Price for the Shares being purchased.
The Company reserves the right to restrict the available methods of payment to the extent it determines in its sole discretion that such restriction is required to comply with applicable laws with regard to the acquisition and issuance of the Shares or desirable for the administration of the Plan, or to otherwise modify the available methods of payment to the extent permitted under the terms of the Plan.
(e)Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares purchased upon exercise of the Option prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign law or under rulings or regulations of the U.S. Securities and Exchange Commission or of any other governmental regulatory body, or prior to the obtaining of any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and this Agreement

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without Participant’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of the Shares.
(f)Shareholder Rights. The Participant shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares have been issued by the Company to the Participant. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article 12 of the Plan.
5.Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.
6.Responsibility for Taxes.
(a)Regardless of any action the Company, any of its Affiliates or the Participant's employer (the “Employer”) take with respect to any or all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable or deemed applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Affiliate. The Participant further acknowledges that the Company and/or any Affiliate (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay to the Company or the Affiliate an amount equal to, or will make arrangements acceptable to the Company and the Affiliate to satisfy, any withholding obligation with respect to the Tax-Related Items. In this regard, the Participant authorizes the Company and/or its Affiliates, or their respective agents, at their discretion, to satisfy any withholding obligation with respect to the Tax-Related Items by one or a combination of the following: (i) withholding from the Participant’s wages or other cash compensation payable to the Participant by the Company and/or the Affiliate; (ii) withholding from proceeds of the sale of Shares acquired upon exercise of the Option (either through a voluntary or mandatory sale); or (iii) withholding in Shares to be issued upon exercise of the Option; provided, however, that if the Participant is an Officer, the Committee (as constituted to satisfy Rule 16b-3 of the Exchange Act) shall approve the use of withholding in Shares to the extent necessary or desirable to exempt the transaction under Rule 16b-3 of the Exchange Act.
(c)The Company or the Affiliate may, withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in your jurisdictions(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or if not refunded, you may seek a refund from the local tax authorities. In the event of under-withholding, you may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Affiliate. If the obligation for Tax-Related

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Items is satisfied by withholding in Shares as described in (iii) above, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the exercised portion of the Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.
(d)Finally, the Participant agrees to pay the Company or the Affiliate any amount of Tax-Related Items that the Company or the Affiliate may be required to withhold as a result of the Participant’s participation in the Plan or the vesting and exercise of the Option that cannot be satisfied by the means previously described. The Company or the Affiliate may refuse to honor the exercise or refuse to issue or deliver the Shares or the proceeds of the sale of Shares unless and until the Participant has complied with the obligations related to Tax-Related Items described in this Section 6.
7.Nature of Grant. In accepting the Option, the Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;
(c)all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;
(d)the Participant is voluntarily participating in the Plan;
(e)the Participant's participation in the Plan will not create a right to employment and shall not interfere with the ability of the Company or any Affiliate to terminate the Participant’s Continuous Service at any time;
(f)the Option and any Shares subject to the Option, and the income from and value of the same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or any Affiliate, and which is outside the scope of the Participant’s employment or service contract, or consulting arrangement, if any;
(g)the Option and any Shares subject to the Option, and the income from and value of the same, are not intended to replace any pension rights or compensation;
(h)the Option and any Shares subject to the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services to the Company or any Affiliate;
(i)the Option grant will not be interpreted to form or amend an employment or service contract or relationship with the Company or any Affiliate;
(j)the future value of the Shares subject to the Option is unknown and cannot be predicted with certainty;

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(k)if the Shares subject to the Option do not increase in value, the Option will have no value;
(l)if the Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease, even below the Exercise Price;
(m)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option or the recoupment of any Shares acquired upon exercise of the Option resulting from (a) termination of the Participant’s Continuous Service as described in Section 3(c) above and in Section 6.6 of the Plan (regardless of the reason for the termination and whether or not the termination is in breach of any applicable law in the country where the Participant resides, even if such law is otherwise applicable to the Participant’s employment benefits, and whether or not such termination is later found to be invalid), and/or (b) the application of any recoupment policy as described in Section 11.5 of the Plan or any recovery or clawback policy otherwise required by law;
(n)neither the Company nor any affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of this Option or of any amounts due to the Participant pursuant to the issuance of Shares upon exercise of the Option or the subsequent sale of such Shares;
(o)unless otherwise agreed with the Company, the Option and the Shares subject to the Option, and the income and value of the same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of an Affiliate of the Company; and
(p)for purposes of the Option, the Participant's Continuous Service will be considered terminated as of the date he or she is no longer actively employed by and/or providing services to the Company or an Affiliate, as applicable; the Participant's right, if any, to vest in the Option and/or exercise the Vested Portion of the Option after termination of Continuous Service (regardless of whether the termination is in breach of any applicable laws in the country where the Participant resides or providing services, even if such law is otherwise applicable to the Participant’s employment benefits, and whether or not such termination is later found to be invalid) will be measured by the date the Participant ceases to be actively employed and/or actively providing services and will not be extended by any notice period mandated under any employment law in the country where the Participant resides, even if such law is otherwise applicable to the Participant’s employment benefits (e.g., active employment would not include a period of “garden leave” or similar period); the Committee, in its sole discretion, shall determine when the Participant is no longer actively employed and/or providing services for purposes of the Option (including whether the Participant may still be considered actively employed and/or providing services while on a leave of absence).
8.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
9.Data Privacy.
(a)You are hereby notified of the collection, use and transfer outside of the European Economic Area, in electronic or other form, of your Data (defined below) by and among, as applicable, the Company and certain of its Affiliates for the exclusive and legitimate purpose of implementing, administering and managing your participation in the Plan.

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(b)You understand that the Company and its Affiliates hold certain personal information about you, including, but not limited to, your name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all entitlement to Shares awarded, canceled, vested, unvested or outstanding in your favor (“Data”), for the purpose of implementing, administering and managing the Plan.
(c)You understand that providing the Company with this Data is necessary for the performance of this Agreement and that your refusal to provide the Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. Your Data shall be accessible within the Company only by the persons specifically charged with Data processing operations and by the persons that need to access the Data because of their duties and position in relation to the performance of this Agreement.
(d)The Company will use your Data only as long as is necessary to implement, administer and manage your participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws. When the Company no longer needs your Data, it will remove it from its systems. If the Company keeps Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations. You have a number of rights under data privacy laws in your country. Depending on where you are based, your rights may include the right to (i) request access or copies of Data the Company processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing, (v) portability of Data, (vi) to lodge complaints with competent authorities in your country, and/or (vii) a list with the names and addresses of any potential recipients of your Data. To receive clarification regarding your rights or to exercise your rights please contact the Company at Attn: Data Protection Officer, data.protection.officer@seagate.com.
(e)Further, you understand that the Company will transfer Data to E*TRADE Corporate Financial Services, Inc. and E*TRADE Securities LLC (collectively, “E*TRADE”), and/or such other third parties as may be selected by the Company, which are assisting the Company with the implementation, administration and management of the Plan. The Company may select a different service provider or additional service providers and share Data with such other provider(s) serving in a similar manner. You may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition of the ability to participate in the Plan.
(f)E*TRADE is based in the United States. Your country or jurisdiction may have different data privacy laws and protections than the United States. If you are outside of the United States, you should note that your country has enacted data privacy laws that are different from the United States. By participating in the Plan, you agree to the transfer of your Data to E*TRADE for the exclusive purpose of administering your participation in the Plan. The Company's legal basis, where required, for the transfer of Data to E*TRADE is your consent.
(g)Finally, you may choose to opt out of allowing the Company to share your Data with E*TRADE and others as described above, although execution of such choice may mean the Company cannot grant awards under the Plan to you. For questions about this choice or to make this choice, you should contact Equity Administration at stockadmin@seagate.com.
10.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic

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means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or any third party designated by the Company.
11.Notices. Any notices provided for in this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to the Participant, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Participant at the last address he or she provided to the Company. Any such notices from the Company to the Participant may also be delivered through the Company’s electronic mail system (during the Participant’s Continuous Service) or at the last email address the Participant provided to the Company (after termination of the Participant’s Continuous Service).
12.Choice of Law and Venue. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California, without regard to such state’s conflicts of law rules, as provided in the Plan. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Alameda County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
13.Country-Specific Provisions. The Option shall be subject to any special provisions set forth in Exhibit A for the Participant’s country, if any. If the Participant relocates to one of the countries included in Exhibit A during the life of the Option or while holding Shares acquired upon exercise of the Option, the special provisions for such country shall apply to the Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with applicable laws with regard to the acquisition, issuance or sale of the Shares or facilitate the administration of the Plan. Exhibit A constitutes part of this Agreement.
14.Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, the Option and on any Shares acquired upon exercise of the Option, to the extent the Company determines it is necessary or advisable in order to comply with applicable laws with regard to the acquisition, issuance or sale of Shares or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
15.Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s or the Participant’s broker’s country of residence or where the Shares are listed, he or she may be subject to insider trading restrictions and/or market abuse laws which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares or rights to Shares (e.g., options) or rights linked to the value of the Shares under the Plan during such times as he or she is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdictions or the Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before he or she possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company securities trading policy. The Participant is responsible for ensuring compliance with any applicable restrictions and the Participant is instructed to speak with the Participant’s personal legal advisor on this matter.

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16.Foreign Asset/Account Reporting; Exchange Controls and Tax Reporting. Without limitation to any specific information stated in Exhibit A, the Participant acknowledges that his or her country may have certain foreign asset and/or account reporting requirements ,exchange controls, tax reporting or other requirements which may affect the Participant’s ability to purchase or hold Shares subject to the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Participant’s country. He or she may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. He or she also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Participant further acknowledges that it is his or her responsibility for ensuring compliance with any applicable regulations, and that he or she should consult the Participant’s personal legal advisor for any details.
17.Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant.
18.Recoupment.
(a)    Compensation Recovery for Fraud and Misconduct Policy. The Participant hereby acknowledges and agrees that, to the extent he or she is or becomes subject to the Seagate Technology Holdings public limited company Compensation Recovery for Fraud and Misconduct Policy, as amended from time to time (the “Compensation Recovery Policy”), the terms and conditions of the Policy are hereby incorporated by reference into this Agreement and shall apply to (a) the Option, (b) each outstanding share award granted or issued to the Participant (pursuant to which Shares may be issued or payments deriving their value from the Shares may be made), and (c) the gain received in connection with the vesting, exercise and/or issuance of any share award (i.e., the market value of the Shares on the vesting, exercise and/or issuance date, as applicable, less (i) any price paid for the Shares and (ii) any Tax-Related Items withheld from or paid by Participant in connection with the vesting, exercise and/or issuance of the share award), in each case without regard to whether such award was granted or issued under a share plan of the Company, a predecessor to the Company or a company acquired by the Company or outside a share plan; provided, however, that such award was granted or such gain was received within the three years prior to the Date of Grant. A copy of the current version of the Compensation Recovery Policy is attached to this Agreement as Exhibit B.
(b)    Other Required Recoupments. Without derogating from the terms of Section 18(a) hereof, as an additional condition of receiving the Option, the Participant agrees that the Option and any benefits or proceeds the Participant may receive hereunder shall be subject to forfeiture and/or repayment to the Company to the extent required (i) under the terms of any other recoupment or “clawback” policy adopted by the Company, as may be amended from time to time (and such requirements shall be deemed incorporated into this Agreement without the Participant's consent), or (ii) to comply with any requirements imposed under applicable laws and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, including, without limitation, pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Further, if the Participant receives any amount in excess of what the Participant should have received under the terms of the Option for any reason (including without limitation by reason of a financial restatement, mistake in calculations or administrative error), all as determined by the Committee, then the Participant shall be required to promptly repay any such excess amount to the Company.

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(c)    Execution of Recoupment. The Participant hereby irrevocably appoints the Company as the Participant’s true and lawful attorney for the purpose of undertaking all actions and executing all deeds and documentation that may be required to be executed to enforce the recovery of compensation pursuant to the Compensation Recovery Policy under Section 18(a) hereof or pursuant to any other required recoupment under Section 18(b).

19.Amendments. The Committee at any time, and from time to time, may amend the terms of the Option; provided, however, that the rights under any Option shall not be materially impaired by any such amendment unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing; provided, however, that the Company may amend the terms of the Option without your consent pursuant to Section 14 hereof, if it determines that such amendment is necessary for legal reasons.
20.Language. You acknowledge that you are proficient in the English language or have consulted with an advisor who is sufficiently proficient in English so as to allow you to understand the terms and conditions of this Agreement. If the Participant has received this or any other document related to the Plan or this Option translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
21.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
22.Participant’s Acknowledgements. By indicating acceptance of the Option through the Company’s online acceptance procedure, the Participant acknowledges that: (a) he or she has received, and understands and agrees to the terms of, this Agreement and the Plan (including any exhibits to each document), (b) he or she accepts the Option on the terms and conditions set forth in this Agreement and the Plan (including any exhibits to each document), and (c) this Agreement and the Plan (including any exhibits to each document) set forth the entire understanding between the Participant and the Company regarding the rights to acquire the Shares subject to this Option and supersede all prior oral and written agreements with respect thereto.

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